                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/


Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FLORAFAX INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (FLORAFAX LETTERHEAD)

                               December 11, 1996


To the Stockholders of

FLORAFAX INTERNATIONAL, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders of Florafax International, Inc. on January 28, 1997 at The Vero Beach Doubletree Guest Suites, 3500 Ocean Drive, Vero Beach, Florida, 32963, commencing at 11:00 a.m., local time. We look forward to greeting personally as many of our stockholders as possible at the meeting. Please call Mrs. Terri Giles at 1-800-681-8222, extension 306, for directions.

         The Notice of the Annual Meeting and Proxy Statement accompanying this letter provides information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question and answer period and discussion.

         We know that most of our stockholders are unable personally to attend the Annual Meeting. Proxies are solicited so that each stockholder has an opportunity to vote on all matters which are scheduled to come before the meeting. Whether or not you personally plan to attend, please take a few minutes now to read these materials and to sign, date and return your proxy in the enclosed postage paid envelope. Regardless of the number of Florafax shares you own, your presence in person or by proxy is important for establishing a quorum, and your vote on the matters to be considered at the meeting is important. Even if you have signed a proxy, you may vote in person on all matters presented for stockholder vote at the meeting, and you are encouraged to attend the meeting.

         Thank you for your continued interest in Florafax.

                                                   Very truly yours,



                                                   Andrew W. Williams
                                                   Chairman of the Board





               I URGE YOU TO VOTE AND TO RETURN YOUR PROXY TODAY.

                          FLORAFAX INTERNATIONAL, INC.
                                8075 20th Street
                           Vero Beach, Florida 32966

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY  28, 1997

To the Stockholders of
FLORAFAX INTERNATIONAL, INC.:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Florafax International, Inc. (the "Company") will be held at The Vero Beach Doubletree Guest Suites, located at 3500 Ocean Drive, Vero Beach, Florida, 32963, on January 28, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To elect six directors of the Company to serve until their respective successors are elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 18,000,000 to 70,000,000; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed as of November 29, 1996. Only holders of common stock of record at the close of business on such date will be entitled to vote at the meeting or any adjournment or postponement thereof. This Notice and the accompanying Proxy Statement are first being mailed to stockholders on or about December 11, 1996.

         A complete list of stockholders entitled to vote at the meeting will be on file at the Company's principal executive office at 8075 20th Street, Vero Beach, Florida, 32966, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

                                                   FLORAFAX INTERNATIONAL, INC.
                                                   Kelly S. McMakin
                                                   Secretary

Vero Beach, Florida
December 11, 1996


             PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TODAY.

                          FLORAFAX INTERNATIONAL, INC.
                                8075 20th Street
                           VERO BEACH, FLORIDA 32966

                                PROXY STATEMENT
                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                                January 28, 1997

                        _______________________________


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FLORAFAX INTERNATIONAL, INC., a Delaware Corporation ("Company") for the 1997 Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on January 28, 1997, at The Vero Beach Doubletree Guest Suites, located at 3500 Ocean Drive, Vero Beach, Florida, 32963, and any adjournment or postponement of such meeting. This Proxy Statement, and the accompanying proxy, the form of which is attached to this Proxy Statement as Appendix 1, were first mailed on or about December 11, 1996, to stockholders of record on November 29, 1996.


                               PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are:

         1. To elect six directors of the Company to serve until their respective successors are elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 18,000,000 to 70,000,000 (the "Amendment"); and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


                               VOTING AND PROXIES

         The Board of Directors has set the close of business on November 29, 1996, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, there were 8,220,598 shares of common stock outstanding, exclusive of 23,000 treasury shares. There were no shares of preferred stock issued and outstanding. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The presence in person or by proxy of a majority of all the outstanding voting securities of the Company is required to constitute a quorum at the Annual Meeting or at any adjournment or postponement thereof.

         The election of nominees for director requires a plurality of the votes cast. Votes may be cast in favor of a nominee or withheld. Cumulative voting for the election of directors is not permitted. Adoption of the Amendment requires a vote in favor thereof by a majority of the shares entitled to vote thereon. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal other than the election of directors. An automated system administered by the Company's transfer agent is used to tabulate the votes. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares represented at the Annual Meeting constitute a quorum. Each is tabulated separately. Abstentions and broker non-votes are not counted for purposes of determining the number of votes cast on any matter.

         The Board of Directors has designated Andrew W. Williams and S. Oden Howell, Jr. and each of them, with full powers of substitution, as the persons named as proxies for stockholders executing the accompanying proxies. Proxies which are properly executed by stockholders entitled to vote at the Annual Meeting and which are received by the Company prior to the Annual Meeting and not revoked prior to their use, will be voted at the Annual Meeting in accordance with the directions specified by each stockholder executing the proxy. The Board of Directors recommends that you vote, and all properly executed proxies which do not specify how they are to be voted shall be voted, FOR the six nominees for directors named below. Execution of the enclosed proxy entitles the named proxies to vote in their discretion on all other matters presented for a vote of the stockholders at the Annual Meeting.

PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE BY THE RECORD HOLDER GIVING WRITTEN NOTICE OF REVOCATION RECEIVED BY THE COMPANY OR BY THE RECORD HOLDER EXECUTING AND DELIVERING TO THE COMPANY A NEW PROXY BEARING A LATER DATE. Any stockholder who attends the Annual Meeting in person and desires to vote in person may do so by revoking his earlier proxy at the Annual Meeting before its use as to any particular matter to be voted on by the stockholders.


                             ELECTION OF DIRECTORS

         The Bylaws of the Company currently state that the Board of Directors shall consist of not less than three nor more than nine directors, as determined from time to time by a duly adopted resolution of the Board of Directors. The Board has resolved that the Board of Directors for the current fiscal year shall consist of six directors. No proxy will be voted for more than six individuals. The Company's Bylaws provide that the President of the Company shall be a member of the Board.

         On December 8, 1988, the Board determined that at the time of election, each director would be required to own at least 10,000 shares of common stock of the Company. All of the director nominees currently meet this requirement and have represented that they will meet this qualification at the time of the director's election. In the event any director does not comply with this requirement during the fiscal year, such director will not be eligible to serve. The Board may, but is not required to fill such vacancies, if they occur.

         The six nominees for director were selected by the Board of Directors and are named and described below. Each director elected shall hold office until the next annual meeting of stockholders of the Company or until his respective successor is duly elected and qualified. Each nominee for director has agreed to stand for election and, if elected, has agreed to serve as a director of the Company. In the event any nominee is unable or declines to serve as a director at or before the Annual Meeting, the Board of Directors has determined that a majority of the remaining nominees may select a qualified replacement nominee to fill such vacancy. Management is not aware of any nominee who is unable to serve, does not own the qualifying shares, or will decline to serve if so elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR. THE HOLDERS OF PROXIES INTEND TO VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR.

         The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

T. CRAIG BENSON
Mr. Benson, 34, is President of the Corporate Equities Division of Service Corporation International headquartered in Houston, Texas. Service Corporation International is the largest publicly held funeral home/cemetery company in the world. Mr. Benson also serves as a Director of Equity Corporation International
and Tanknology Environmental, Inc.   Mr.  Benson  has been a Director of the
Company  since March, 1991.

S. ODEN HOWELL, JR.
Mr. Howell, 56, is Secretary/Treasurer of H & N Constructors, Inc. and formerly President of Howell & Howell, Inc. in Louisville, Kentucky. Mr. Howell serves as a Director of Royal Gold, Inc. and has been a Director of the Company since February, 1986.

WILLIAM E. MERCER
Mr. Mercer, 55, was Chief Financial Officer ("CFO") of Service Corporation International and was also a Director of that company from April, 1971 to December, 1989. Since December, 1989, Mr. Mercer has owned and served as Chairman of the Board and Chief Executive Officer ("CEO") of Southwest Guaranty Trust Company, a Texas chartered private trust company located in Houston, Texas. He has been a Director of the Company since April, 1987. Mr. Mercer also serves as a Director of Cal-Tex Protective Coatings, Inc. and Bass Boats, Inc.

JAMES H. WEST
Mr. West, 42, was elected Vice President, Treasurer and CFO of the Company on February 5, 1993. On January 7, 1994, Mr. West was elected Chief Operating Officer ("COO"), and on August 8, 1994, he was elected Secretary, of the Company. On November 17, 1994, he was elected President. From November, 1987 to November, 1992, Mr. West was President of M.P.I.I., Inc. ("M.P.I.I.") which is in the funeral, cemetery and insurance business. As of the date of this Proxy Statement, Mr. West remains as President, COO and CFO. He has been a Director of the Company since January, 1994.

ANDREW W. WILLIAMS
Mr. Williams, 44, is, and has been for the past ten years, the President of A.W.W., P.A. a private accounting firm in Vero Beach, Florida. Since August, 1990, he has served as Chairman and CEO of Equity Resource Group of Indian River County, Inc. Mr. Williams is the President of Confidential Investment Services, Inc. and Chairman of Atlantic Aquaculture Technologies, Inc. In addition, he serves as a Director of First American Bank and Admiralty Bank. Mr. Williams was elected Chairman of the Board in November, 1992 and has been a Director of the Company since December, 1988. In September, 1994, Mr. Williams was elected CEO of the Company.

KENNETH G. PUTTICK
Mr. Puttick, 49, is President, Director and Owner of Ken Puttick
Buick-Cadillac, in Vero Beach, Florida. Mr. Puttick has been in the retail automobile business since 1968. He has owned and operated several retail and real estate businesses simultaneously. Mr. Puttick has been a Director of the Company since January, 1995.

         There are no family relationships between any nominee or member of the Board of Directors or executive officer of the Company. There are no arrangements, agreements or understandings, to the knowledge of the Company, by which any nominee for director is bound and pursuant to which he was selected as a nominee.


                 INFORMATION CONCERNING OFFICERS AND DIRECTORS

MEETINGS AND COMPENSATION OF DIRECTORS

         During fiscal year 1996, the Board of Directors held six meetings. As of January 1, 1993, each director of the Company waived, indefinitely, his monthly fees and his fees for attending meetings of the Board of Directors and each committee thereof. In consideration therefor, on February 5, 1993, the Company granted each director, other than salaried employees, options to purchase 100,000 shares of the common stock of the Company at $.10 per share. All of these options were exercised prior to their expiration date of January 1, 1994. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board and committees thereof. No member of the Board, the Audit Committee or the Compensation Committee attended less than 75% of the meetings held. The Board of Directors does not have a nominating committee. Management nominees for director are selected by a majority vote of the Board of Directors.

NONEMPLOYEE DIRECTOR STOCK OPTIONS

         On January 30, 1996, the shareholders of the Company approved the 1996 Nonemployee Directors' Stock Option Plan (the "Nonemployee Director Plan") under which each nonemployee director, upon his or her respective election or reelection to the Board of Directors, is granted a nonqualified option to purchase 20,000 shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or three months after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of six months from the date of grant, subject to certain exceptions specified in the Nonemployee Director Plan.

        Pursuant to the provisions of the Nonemployee Director Plan, options were granted to the following nonemployee directors on January 30, 1996, for 20,000 option shares each at an option price of $1.563 per share: T. Craig Benson, S. Oden Howell, Jr., Glenn R. Massey, William E. Mercer and Kenneth G. Puttick.

AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which currently consists of William E. Mercer, S. Oden Howell, Jr. and Kenneth G. Puttick, met one time during the 1996 fiscal year. The functions of the Audit Committee are to review the qualifications and independence of the independent auditors; to recommend the appointment of the independent auditors; to review the scope of the annual audit and the annual audit process; to review the annual audited financial statements; and to report the activities of the Audit Committee to the Board of Directors on a regular basis.

COMPENSATION COMMITTEE

         The Compensation Committee ("Committee") of the Board of Directors currently consists of S. Oden Howell, Jr., Glenn R. Massey, T. Craig Benson, Kenneth G. Puttick and William E. Mercer. The Compensation Committee met one time during the 1996 fiscal year. The functions of the Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Committee also administers certain employee benefit plans of the Company which provide for administration by a Board committee.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or a committee performing similar functions.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"), and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors, officers, and certain beneficial owners of stock, the Company believes that during the year ended August 31, 1996, all Section 16(a) filing requirements were satisfied, with the exception of Craig Benson, who was delinquent in filing a Form 5.


                               EXECUTIVE OFFICERS

         The following persons were, as of the date of this Proxy Statement, either (i) the executive officers or (ii) officers who are significant employees of the Company. Each such officer serves at the pleasure of the Board of Directors. Other than that certain Employment Agreement ("Agreement"), dated July 7, 1994, by and between James H. West, as employee, and the Company, there exists no employment agreements between the Company and any current officer of the Company. With respect to the Agreement, the Company agrees to continue to employ Mr. West as its COO and CFO for a minimum annual salary of $140,000, plus a company car, health insurance and other benefits generally available to the Company's employees. The Company also agreed to reimburse Mr. West for any moving expenses and to provide him with a bridge loan to enable him to purchase a home in Vero Beach, Florida. By the terms of the Agreement, the bridge loan is secured by certain real estate owned by Mr. West, and said loan is to be repaid upon liquidation of such real estate. The Agreement contains covenants not to compete, as well as a confidentiality covenant. The term of the Agreement is for one year and is renewed automatically for additional one-year terms, unless terminated earlier. Either party may terminate the Agreement upon thirty days prior written notice, and the Company may terminate Mr. West's employment without such notice, for cause. In the event the Company terminates Mr. West's employment for any reason other than for cause, then the Company must pay to Mr. West, as severance, a lump sum payment equal to the total amount of his annual salary. For the first year of the Agreement, Mr. Andrew Williams personally guaranteed the obligations of the Company to Mr. West.

            NAME                AGE            OFFICER SINCE                   POSITION WITH COMPANY
     Andrew W. Williams          44            November, 1992                Chairman of the Board and
                                                                              Chief Executive Officer

       James H. West             42            February, 1993               President, Chief Operating
                                                                        Officer and Chief Financial Officer

      Kelly S. McMakin           35            November, 1994               Treasurer, Secretary, and
                                                                                  Vice President



         See "Election of Directors" for the business background of Messrs. Williams and West.

KELLY S. MCMAKIN
Mr. McMakin, 35, was elected Vice President and Treasurer of the Company on November 17, 1994, and on February 6, 1995, he was elected Secretary of the Company. From June, 1993, to the present, Mr. McMakin has been Controller of the Company. From May, 1988, through May, 1993, Mr. McMakin was Controller of M.P.I.I. As of the date of this Proxy Statement, Mr. McMakin remains as Vice President, Secretary and Treasurer of the Company.

         There are no arrangements, agreements or understandings, to the knowledge of Company, by which any of the persons described above was selected as an officer.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and for any executive officer whose aggregate remuneration was $100,000 or more for the fiscal year ended August 31, 1996 ("Named Officer"):


                           SUMMARY COMPENSATION TABLE

 NAME AND PRINCIPAL           FISCAL YEAR         ANNUAL              BONUS ($)        OTHER ANNUAL
    POSITION                                   COMPENSATION                            COMPENSATION
                                                 SALARY ($)                                ($) (1)
 James H. West,                  1996             $181,731             $65,000         $      0
 President, COO and CFO          1995             $155,935             $17,500         $      0
                                 1994             $112,038

 Andrew W. Williams              1996             $100,731             $27,500         $      0
 CEO                             1995             $ 65,923
                                 1994             $ 24,615


For the years ended August 31, 1996, 1995, and 1994, the Company granted no restricted stock awards, stock appreciation rights ("SARs"), long-term incentive plan ("LTIP") awards or any other form of long-term compensation to the Named Officers listed above.

         (1) Perquisites and other personal benefits received by the Named Officers are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for such Named Officer.

         Except for Mr. West's employment agreement, as set forth in the "Executive Officers" section, there are no employment agreements in effect. Non-cash remuneration to all officers and directors as a group, did not exceed $25,000 in the aggregate. The Company has no long term incentive plan, pension plan, retirement plan or other plan as defined by the rules and regulations of the SEC except for the Nonemployee Director Plan described above and the Management Inventive Stock Plan ("Incentive Plan") described below.


                                 STOCK OPTIONS

         The Incentive Plan was adopted by the Board of Directors of the Company on October 26, 1995, and was approved by the stockholders on January 30, 1996. Under the Incentive Plan, employees are periodically granted market-based awards, including nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock and performance share awards. Such awards are granted to those individuals whose judgment, initiative, and efforts are responsible for the success of the Company. Each individual award is established by an award agreement with the participant which sets forth the terms and conditions applicable to such award. The exercise price of an option and any SARs, which are determined at the time of the grant, may not be less than the fair market value of the shares subject thereto on the date of grant.

         The following table lists options and SARS granted to each Named Officer during fiscal year 1996. The Company has not granted SARS to any of the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS


      NAME        NO. SECURITIES      % OF TOTAL OPTIONS       EXERCISE        FMV OF       EXPIRATION DATE
                    UNDERLYING            GRANTED TO              OR           OPTION
                   OPTIONS/SARS         EMPLOYEES AND        BASE PRICE      AS OF DATE
                     GRANTED             NON-EMPLOYEE           ($/SH)        OF AWARD
                                         DIRECTORS IN
                                       FISCAL YEAR (2)
 Andrew W.          75,000(1)                34%                $1.407         $1.407       January 29, 2006
 Williams,
 CEO

         (1) Reflects nonqualified options granted under the Incentive Plan. Such options were granted at fair market value of the common stock on the date of grant.

         (2) Based upon a total of 221,000 options granted to employees and non-employee directors in fiscal 1996.


              AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

         The following table lists all options and SARs exercised during fiscal 1996 by each Named Officer. The Company has not granted SARs to any of the Named Officers.


      NAME                 SHARES             VALUE             NUMBER OF SECURITIES           VALUE OF
                         ACQUIRED ON        REALIZED ($)       UNDERLYING UNEXERCISED         UNEXERCISED
                         EXERCISE (#)                               OPTIONS/SARS             IN-THE-MONEY
                                                             AT FY-END (# EXERCISABLE/       OPTIONS/SARS
                                                                   UNEXERCISABLE             AT FY-END ($)
                                                                                             EXERCISABLE/
                                                                                             UNEXERCISABLE
 James H. West,            200,000            40,000                     0                         0
 President, COO, CFO
 and Director

 Andrew W. Williams,          0                 0                    75,000 (1)               105,525 (2)
 CEO

         (1)     Reflects stock options granted under the Incentive Plan.

         (2) The value of unexercised options is based on a price of $1.407 per share at August 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since September 1, 1994, through the date of this Proxy Statement, there were no transaction or series of transactions, to the knowledge of the Company, to which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $60,000 and in which any affiliate of the Company, officer, executive officer, director, nominee for director, record holder, beneficial security holder owning 5% or more of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest, except as described below:

         (1) Mr. Benson, a director of the Company, is an officer of Service Corporation International ("SCI"). The Company provides SCI with credit card and charge card processing services to its funeral and cemetery divisions. The Company provides SCI credit card processing services on the same terms and conditions as it would for unaffiliated parties with similar volumes of business. The Company received estimated net revenues of $139,000 from SCI (as reported by the Company on its 10-KSB for fiscal year 1996) for these services during fiscal year 1996.

         (2) On August 28, 1994, pursuant to the Agreement, as set forth in the "Executive Officers" Section, the Company committed to loan $70,000, bearing an interest rate of 7.75% per annum, to James H. West, President, COO and CFO, of which $57,000 was advanced on the date of the loan. On November 7, 1994 the Company advanced to Mr. West an additional $5,000 under the terms of the original $70,000 commitment. The loan is secured by real estate owned by Mr. West and will be repaid upon liquidation of the real estate. As of August 31, 1996 the balance on this note, including interest, was approximately $71,957.

         (3) On or about April 1,1995, the Company, as tenant, entered into a Lease Agreement with Alvin W. Wunderlich, Jr., Trustee of the Alvin W. Wunderlich, Sr., Trust Number 1, as Landlord, for the leased premises located at 8075 20th Street, Vero Beach, Florida. The trustee of the trust, who is the Landlord under the lease and owner of the leased premises, is the father-in-law of Andrew W. Williams, however, Mr. Williams' spouse and the siblings of Mr. Williams' spouse are the beneficiaries named under said trust. Pursuant to the terms of the lease, the Company has the option to extend the initial five year term of the lease for two successive additional terms of five years each. During the initial term of the lease, the Company has agreed to pay to the Landlord the annual rental of $33,000.00 plus sales tax. During any extension term, the annual rental shall be adjusted based upon changes in the cost of living index.

         In the opinion of management of the Company, these transactions were negotiated at arm's length and involve either market, or better than market, commercial terms and conditions under the circumstances then existing.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of November 29, 1996 information with respect to those persons who owned (as reflected in the stock transfer records of the Company and otherwise to the Company's knowledge) beneficially 5% or more of the common stock of the Company. All shares are subject to the named person's sole voting and investment power, except as set forth below.

Name and Address of                                Amount and Nature of                 Percent of
  Beneficial Owner                                Beneficial Ownership                 Common Stock
-----------------------                          ----------------------                ------------
Lance Laifer                                       1,368,429  (1), (2)                 17% (1), (2)
45 West 45th Street
New York, New York  10036

Andrew W. Williams                                 1,141,520  (2), (3)                 14% (2), (3)
616 Azalea Lane
Vero Beach, FL 32963

Kenneth G. Puttick                                 1,095,000  (2), (4)                 13%  (2), (4)
210 Osprey Court
Vero Beach, FL 32963

The Clark Estates, Inc.                              606,275 (5)                        7% (5)
30 Wall Street, 9th Floor
New York, New York  10005

         (1) Lance Laifer, as president, sole director and principal stockholder of Laifer Capital Management, Inc., is deemed to have the same beneficial ownership as Laifer Capital Management, Inc. The 1,368,429 shares of Company common stock beneficially owned by Laifer Capital Management, Inc. include (i) 736,129 shares of common stock beneficially owned by Laifer Capital Management, Inc. in its capacity as general partner and investment advisor to Hilltop Partners, L.P. ("Hilltop"); and (ii) 632,300 shares of common stock beneficially owned by Laifer Capital Management, Inc. in its capacity as investment advisor to various other clients. These clients include: (a) Wolfson, with an address at One State Street Plaza, New York, New York 10004-1505, (b) Haussman, a Netherlands Antilles corporation, with an address at De Ruyterkade, 62, P. O. Box 819, Curacao, Netherlands Antilles, and
(c) Offshore, a Cayman Islands company, with an address c/o Consolidated Fund Management Limited, P. O. Box HM 2257, Par La Ville Place, 14 Par La Ville Road, Hamilton HMJX, Bermuda (collectively, the "Clients").

         Laifer Capital Management, Inc. has the sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of the 736,129 shares of common stock beneficially owned by it in its capacity as the General Partner of Hilltop. Laifer Capital Management, Inc. (i) has sole power to vote and to direct the voting of 276,700 shares of common stock owned by certain of the Clients, (ii) has the sole power to dispose and direct the disposition of 166,500 shares of common stock owned by Offshore and (iii) shares with certain of the Clients the power to dispose and direct the disposition of 465,800 shares of common stock owned by Laifer Capital Management, Inc. in its capacity as investment advisor to such Clients.

         (2) On August 30, 1996, the Company's primary lenders, St. James Capital Partners, L.P. ("St. James") and SV Capital Partners, L.P. ("SV Capital"), in accordance with the terms of certain seven percent (7%) promissory notes ("Notes") issued by the Company, converted such Notes and all accrued interest, totaling $2,588,958, into 2,071,166 shares of common stock of the Company. Of the 2,071,166 shares, Andrew W. Williams beneficially purchased 111,630 of such shares, and Kenneth G. Puttick beneficially purchased 200,000 of such shares. In addition, pursuant to such transaction, Lance Laifer beneficially purchased 1,155,500 of such shares.

         (3) Includes 199,300 shares owned jointly with Mr. Williams' wife, 2,160 shares held by Mr. Williams as Custodian for his minor son, Theodore J. Williams, 524,470 shares and 27,190 warrants owned by Equity Resource Group of Indian River County, Inc., of which Mr. Williams is President, Director, and majority owner, 77,000 shares owned by Confidential Investment Services, Inc., of which Mr. Williams is sole owner and 175,000 shares which may be acquired pursuant to stock options granted to Mr. Williams under the Incentive Plan, 62,500 of which Mr. Williams has the right to acquire within sixty (60) days of the date of the proxy statement.

         (4) Includes 200,000 shares held by Mr. Puttick as Trustee for his minor children and 637,000 shares held by Puttick Enterprises, of which Mr. Puttick is President, Director and owner.

         (5) 606,275 shares of common stock beneficially owned by The Clark Estates, Inc., which provides management and administrative services relating to investments on behalf of certain institutional, individual and trust accounts.

The Company is not aware of any arrangement or pledge of securities of the Company by any person which may at a date subsequent to the date of these proxy materials result in a change of control of the Company.


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of November 29, 1996 information (as reflected in the stock transfer records of the Company and otherwise to the Company's knowledge) with respect to (i) each director and nominee, (ii) each executive and significant officer of the Company named in the Summary Compensation Table herein, and (iii) all directors and such officers as a group. All shares are subject to the named person's sole voting and investment power except, as set forth below.


Andrew W. Williams                                 1,141,520  (1)                      14%  (1)
616 Azalea Lane
Vero Beach, FL 32963

Kenneth G. Puttick                                 1,115,000  (2), (3)                 14%  (2), (3)
210 Osprey Court
Vero Beach, FL 32963

William E. Mercer                                    220,000  (3)                       3%
2121 Sage Road,
Suite 150
Houston, TX 77024

S. Oden Howell, Jr.                                  278,300  (3)                       3%
2603 Grassland Drive
Louisville, KY 40299

T. Craig Benson                                      285,000  (3), (4)                   3%
1929 Allen Parkway
Houston, TX 77219

James H. West                                         350,321  (5)                           4%  (5)
1705 Sand Dollar Way
Vero Beach,  FL  32963

Kelly S. McMakin                                       96,500  (6)                           1%  (6)
15 Royal Palm Blvd.
Vero Beach, FL 32960

All Directors, Executive                            3,446,641  (7)                          42%  (7)
and Significant Officers
as a group

         (1) Includes 199,300 shares owned jointly with Mr. Williams' wife, 2,160 shares held by Mr. Williams as Custodian for his minor son, Theodore J. Williams, 524,470 shares and 27,190 warrants owned by Equity Resource Group of Indian River County, Inc., of which Mr. Williams is President, Director, and majority owner, 77,000 shares owned by Confidential Investment Services, Inc., of which Mr. Williams is sole owner and 175,000 shares which may be acquired pursuant to stock options granted to Mr. Williams under the Incentive Plan, 62,500 of which Mr. Williams has the right to acquire within sixty (60) days of the date of this proxy statement.

         (2) Includes 200,000 shares held by Mr. Puttick as Trustee for his minor children and 637,000 shares held by Puttick Enterprises, of which Mr. Puttick is President, Director and owner.

         (3) Includes 20,000 shares which said individual has the right to acquire within sixty (60) days of the date of this proxy statement under the terms of the Nonemployee Director Plan.

         (4) Includes 50,000 shares which may be acquired pursuant to stock options granted to Mr. Benson under a non-plan agreement with the Company, twenty-five percent (25%) of which Mr. Benson has the right to acquire within sixty (60) days of the date of this proxy statement.

         (5) Includes 75,000 shares which may be acquired pursuant to stock options granted to Mr. West under the Incentive Plan, twenty-five percent (25%) of which Mr. West has the right to acquire within sixty (60) days of the date of this proxy statement.

         (6) Includes 40,000 shares which may be acquired pursuant to stock options granted to Mr. McMakin under the Incentive Plan, 13,750 of which Mr. McMakin has the right to acquire within sixty (60) days of the date of this proxy statement.

         (7) The shares shown for all directors and all executive and significant officers as a group include 187,500 shares which they have the right to acquire within sixty (60) days of the date of this proxy statement under the terms of the Nonemployee Director Plan, the Incentive Plan, or non-plan agreement with the Company.

The Company is not aware of any arrangement or pledge of securities of the Company by any person which may at a date subsequent to the date of these proxy materials result in a change of control of the Company.


               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Board of Directors, by resolution, unanimously adopted on November 13, 1996, declared advisable and proposed the Amendment to Article IV of the Company's Certificate of

Incorporation (the "Certificate of Incorporation") increasing the number of authorized shares of $.01 par value common stock from 18,000,000 to 70,000,000. If the Amendment is approved by the shareholders, Article IV will read as follows:


                                  "ARTICLE IV

         The total number of shares which this Corporation is authorized to issue is Seventy Million (70,000,000) shares of Common Stock, par value $.01 per share and Six Hundred Thousand (600,000) shares of Preferred Stock, par value $10.00 per share.

         The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

         (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

         (b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

         (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

         (e) the voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

         (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

         (g) Any other relative rights, preferences and limitations of that series."

         Of the 18,000,000 currently authorized shares of common stock, as of November 29, 1996, there were 8,220,598 shares of common stock outstanding, exclusive of 23,000 treasury shares. There were no shares of preferred stock issued and outstanding. As of such date there were reserved for issuance, 544,000 shares under the Company's Nonemployee Director Plan and Incentive Plan (together, the "Plans").

         The Company is proposing to increase the number of authorized shares of common stock to provide additional shares for general corporate purposes, including stock dividends and splits, employee stock plans, and possible future acquisitions. Except for shares reserved for issuance under the Plans and under certain warrants issued to St. James and SV Capital, the Company has no agreement to issue additional shares of common stock from currently authorized shares or from the additional shares proposed to be authorized by the Amendment.

         The issuance by the Company of shares of common stock, including the additional shares that would be authorized if the proposed Amendment is adopted, may dilute the present equity ownership position of current holders of common stock and may be made without shareholder approval, unless otherwise required by applicable laws or stock exchange regulations.

         In addition, the additional authorized but unissued shares of the Company's common stock that would become available if the Amendment is approved could be used to make more difficult and expensive a change in control of the Company. Under certain circumstances, such shares could be used to create impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its shareholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares, to acquire control of the Company with a view to consummating a merger, sale of assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

         The Board of Directors does not presently intend to propose "anti-takeover" measures in future proxy solicitations. The Board recommends that the shareholders vote FOR the proposed Amendment to the Certificate of Incorporation increasing the number of authorized common shares. Adoption of the Amendment requires a vote in favor thereof by a majority of the shares entitled to vote thereon.


                            APPOINTMENT OF AUDITORS

         Since approval of the appointment of auditors is not a matter which is required to be submitted to a vote of stockholders, the Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 1997 fiscal year. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting of Stockholders. Therefore, such representatives will not have the opportunity to make a statement; however, they will be available, via telephone, to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         The Company anticipates that the next Annual Meeting of Stockholders will be held in January, 1998. In order for a stockholder's proposal to be considered for inclusion in the Company's proxy statement for that meeting, the proposal must be received by the Company no later than August 26, 1997. Any proposal should be sent to the Company to the attention of the Corporate Secretary. The proposal must be in compliance with then existing rules and regulations of the SEC and applicable provisions of Delaware corporate law.


                                 ANNUAL REPORTS

         THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING REQUIRED FINANCIAL STATEMENTS AND SCHEDULES BUT EXCLUDING OTHER EXHIBITS IS BEING FURNISHED IN THE 1996 ANNUAL
REPORT TO STOCKHOLDERS.   A list of excluded exhibits accompanies the Form
10-KSB. A copy of the Company's annual report on Form 10-KSB including any financial statement and exhibits thereto may be obtained without charge by written request to Kelly S. McMakin, Secretary, Florafax International, Inc., 8075 20th Street, Vero Beach, Florida 32966.


                               PROXY SOLICITATION

         The expenses of this proxy solicitation, including the cost of preparing and mailing these proxy materials, will be paid by the Company. Expenses may include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of the Company's common stock. Solicitation may be made by mail, telephone, telegraph and personal interview by officers and employees of the Company who will not be additionally compensated therefore, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

         The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy, and the Company shall reimburse such persons for their reasonable expenses.

                                 OTHER MATTERS

         The Board of Directors of the Company knows of no matter other than those matters listed in the notice of Annual Meeting of Stockholders which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholders' vote, the persons named in the enclosed proxy will vote in their discretion on each such matter according to their best judgment in the interest of the Company.

         The information contained in this Proxy Statement is to the best knowledge of the Company, and the information contained herein with respect to the directors, nominees for director, executive officers and principal stockholders is based upon information which these individuals have provided to the Company.

         It is important that your stock be represented at this meeting, regardless of the number of shares held by you. Your vote is important. Please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                       By Order of the Board of Directors

                          APPENDIX TO PROXY STATEMENT

1.       Form of Proxy.

                                                                      APPENDIX A

PROXY                                                                     PROXY

                          FLORAFAX INTERNATIONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Andrew W. Williams and
S. Oden Howell, Jr., and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of Florafax International, Inc., (herein the "Company") to be held at The Vero Beach Doubletree Guest Suites, 3500 Ocean Drive, Vero Beach, Florida, 32963, on the 28th day of January, 1997 at 11:00 a.m., Eastern Standard Time, and any adjournment(s) or postponements thereof, with all powers the undersigned would possess if personally present and to vote thereat, as specified herein, the number of shares the undersigned would be entitled to vote if personally present.

         In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

         Every properly signed proxy will be voted in accordance with the specifications made hereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. THIS MATTER IS PROPOSED BY THE COMPANY. ALL PRIOR PROXIES ARE HEREBY REVOKED.

 PROPOSAL 1: ELECTION OF DIRECTORS
                                                         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                         INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE
 For all nominees listed to    WITHHOLD AUTHORITY        NOMINEE'S NAME IN THE LIST BELOW).
 the right (except as marked   to vote for all
 to the contrary)              nominees listed           T. Craig Benson, S. Oden Howell, Jr.,  William E.
                               to the right              Mercer, James H. West, Andrew W. Williams and
         [ ]                      [ ]                    Kenneth G. Puttick

 PROPOSAL 2:  APPROVAL AND ADOPTION OF THE AMENDMENT     PROPOSAL 3: TO TRANSACT SUCH OTHER BUSINESS AS MAY
 TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION.      PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
                                                         OR POSTPONEMENT THEREOF
      For            Against           Abstain
      [ ]             [ ]               [ ]

                                                  (Please sign exactly as name
                                                  appears hereon.  When signing
                                                  as attorney, executor,
                                                  administrator, trustee,
                                                  guardian, etc., give full
                                                  title as such.  For joint
                                                  accounts, each joint owner
                                                  should sign.) This Proxy will
                                                  also be voted in accordance
                                                  with the discretion of the
                                                  proxies or proxy on any other
                                                  business.  Receipt is hereby
                                                  acknowledged of the Notice of
                                                  Annual Meeting and Proxy
                                                  Statement of the Company
                                                  dated December 11, 1996.

                                                  Dated___________________________________


                                                  _________________________________________
                                                               (Signature)

                                                  ________________________________________
                                                         (Signature if held jointly)

PLEASE MARK INSIDE BOXES SO THAT                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
DATA PROCESSING EQUIPMENT WILL                    CARD USING THE ENCLOSED ENVELOPE
RECORD YOUR VOTES
